Exhibit 99.1

LAZARD LTD REPORTS SECOND-QUARTER

AND FIRST-HALF 2014 RESULTS

Highlights

•	Net income per share, as adjusted[1], of $0.64 (diluted) for the quarter ended June 30, 2014, compared to $0.45 for the 2013 second quarter[2]

•	Record second-quarter operating revenue[1] of $571 million, up 12% from second-quarter 2013; record first-half operating revenue of $1,111 million, up 20% from first-half 2013

•	Second-quarter Financial Advisory operating revenue of $281 million, up 7% from second-quarter 2013; record first-half operating revenue of $556 million, up 29% from first-half 2013

•	Record second-quarter M&A and Other Advisory operating revenue of $233 million, up 7% from second-quarter 2013; record first-half operating revenue of $472 million, up 39% from first-half 2013

•	Record second-quarter Asset Management operating revenue of $286 million, up 18% from second-quarter 2013; record first-half operating revenue of $548 million, up 14% from first-half 2013

•	Record assets under management of $205 billion as of June 30, 2014, up 25% from June 30, 2013, and up 8% from March 31, 2014. Net inflows of $4.7 billion for second-quarter 2014

•	Return of capital to shareholders totaling $349 million[3] in the first half of 2014

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,
	2014	2013	%’14-’13	2014	2013	%’14-’13
As Adjusted[1,2]
Operating revenue	$571	$511	12%	$1,111	$925	20%
Financial Advisory	$281	$263	7%	$556	$432	29%
Asset Management	$286	$243	18%	$548	$483	14%
Net income	$85	$60	43%	$167	$97	72%
Diluted net income per share	$0.64	$0.45	42%	$1.25	$0.73	71%

U.S. GAAP
Net income	$85	$31		$166	$47
Diluted net income per share	$0.64	$0.24		$1.25	$0.36

Supplemental Data
Quarter-end AUM ($ in billions)	$205	$163	25%
Average AUM ($ in billions)	$199	$168	18%	$192	$169	13%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Kathryn Harmon	+1 212 632 6637	kathryn.harmon@lazard.com

Note: Endnotes are on page 13 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 20.

NEW YORK, July 24, 2014 – Lazard Ltd (NYSE: LAZ) today reported record second-quarter operating revenue1 of $571 million for the quarter ended June 30, 2014. Net income, as adjusted1, was $85 million, or $0.64 per share (diluted) for the quarter.

Record first-half 2014 operating revenue1 of $1,111 million resulted in net income, as adjusted1, of $167 million, or $1.25 per share (diluted).

Second-quarter 2014 net income on a U.S. GAAP basis was $85 million, or $0.64 (diluted) per share. First-half 2014 net income on a U.S. GAAP basis was $166 million, or $1.25 (diluted) per share. A reconciliation of our U.S. GAAP results to the adjusted results is presented on page 20 of this press release.

“Both of our businesses performed well in the second quarter and first half of the year,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard.

“In the complex post-crisis environment, clients rely on Lazard for our advice, discretion and execution expertise,” said Mr. Jacobs. “Investors worldwide are drawn to our strong pattern of performance, global perspective and deep insight into local markets.”

“We are building shareholder value as we manage Lazard with the same rigor that we apply to our work for clients,” said Matthieu Bucaille, Chief Financial Officer of Lazard. “We remain focused on our 2014 financial targets as we continue to invest in our businesses and maintain discipline on expenses.”

OPERATING REVENUE

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as Strategic Advisory and Restructuring. Strategic Advisory includes 1) M&A and Other Advisory (Other includes Capital Structure Advisory and Sovereign Advisory) and 2) Capital Raising (includes Capital Markets Advisory and Private Fund Advisory).

Second Quarter

Financial Advisory operating revenue was $281 million in the second-quarter of 2014, 7% higher than the second quarter of 2013.

Strategic Advisory operating revenue was a second-quarter record of $260 million, 8% higher than the second quarter of 2013, primarily driven by a 7% increase in M&A and Other Advisory revenue.

During the second quarter of 2014, Lazard remained engaged in highly visible, complex M&A transactions and other strategic advisory assignments, including cross-border transactions, distressed asset sales, and capital structure and sovereign advisory, in the Americas, Europe and Asia Pacific.

Among the major M&A transactions that were completed during the second quarter of 2014 were the following (clients are in italics): Anheuser-Busch InBev’s $5.8 billion acquisition of Oriental Brewery; Vivendi’s €4.2 billion sale of its 53% interest in Maroc Telecom; Carrefour’s creation of CARMILA, a company valued at €2.7 billion, formed through the contribution of 45 of its shopping malls and the acquisition of 126 malls from Klépierre; and Oil States International’s $3 billion spin-off of Civeo.

Our Sovereign Advisory business remained active in worldwide assignments, including: certain privatizations in Greece and Slovenia; the Hellenic Financial Stability Fund on the recapitalization of the four Greek systemic banks; the Arab Republic of Egypt and the Republic of Cyprus on various financial matters; and Alliance Bank on its restructuring and divestiture by Kazakhstan’s sovereign wealth fund Samruk-Kazyna.

Capital Structure Advisory continued to provide advice regarding balance sheet issues to public, private and sovereign clients globally, including: the U.S. Department of the Treasury in connection with its sale of 95 million Ally Financial common shares in an IPO for proceeds of approximately $2.4 billion; B&M European Value Retail on its £1.2 billion IPO; Cerved Information Solutions on its €428 million IPO; and Daily Mail & General Trust on the £387 million IPO of Zoopla Property Group.

Restructuring operating revenue of $21 million was 10% lower than the second quarter of 2013. Restructuring revenue continues to be generally in line with the industry-wide low level of corporate restructuring activity. Lazard remains the leader in global completed restructurings (source: Thomson Reuters). During and since the second quarter of 2014 we have been engaged in many of the most highly visible and complex restructuring and debt advisory assignments, including: the Official Committee of Retirees with respect to the City of Detroit; the Official Committee of Unsecured Creditors of Energy Future Holdings, OGX Petróleo e Gás Participações and USEC in their Chapter 11 or similar bankruptcy restructurings; and Groupe Partouche, Mercator, Pescanova and Vivarte in connection with their debt restructurings.

Please see a more complete list of M&A transactions on which Lazard advised in the second quarter, or continued to advise or completed since June 30, 2014, as well as Capital Structure Advisory, Sovereign Advisory and Restructuring assignments, on pages 8-12 of this release.

First Half

Financial Advisory operating revenue was a first-half record of $556 million, 29% higher than the first half of 2013.

Strategic Advisory operating revenue was a first-half record of $505 million, 35% higher than the first half of 2013, primarily driven by a 39% increase in M&A and Other Advisory revenue.

Lazard advised or continues to advise on a number of significant and complex M&A transactions announced in the first six months of 2014, including: AT&T’s $67.1 billion acquisition of DIRECTV; GlaxoSmithKline on its three-part transaction with Novartis in consumer, oncology and vaccines; Vivendi’s €17.0 billion sale of SFR to Numericable; General Electric’s $16.9 billion acquisition of Alstom’s Thermal, Renewables and Grid businesses; and Pepco’s $12.2 billion sale to Exelon.

Restructuring operating revenue was $51 million for the first half of 2014, 9% lower than the first half of 2013.

Asset Management

Second Quarter

Asset Management operating revenue was a second-quarter record of $286 million, 18% higher than the second quarter of 2013.

Management fees of $258 million were a quarterly record, 18% higher than the second quarter of 2013, primarily reflecting the change in average AUM, and 8% higher than the first quarter of 2014. Incentive fees during the period were $16 million, substantially unchanged from the second quarter of 2013.

Average AUM for the second quarter of 2014 was a record $199 billion, 18% higher than average AUM in the second quarter of 2013, and 7% higher than the first quarter of 2014.

AUM as of June 30, 2014, was a record $205 billion, a 25% increase from the second quarter of 2013. AUM increased 8% from March 31, 2014, driven by market appreciation and net inflows of $4.7 billion. The net inflows were driven by a broad range of equity and fixed-income strategies in all our major distribution channels around the world.

First Half

Asset Management operating revenue was a first-half record of $548 million, 14% higher than the first half of 2013.

Management fees were a first-half record of $497 million, 14% higher than the first half of 2013, primarily reflecting the change in average AUM. Incentive fees were $26 million in the first half of 2014, compared to $25 million in the first half of 2013.

Average AUM for the first half of 2014 was a record $192 billion, 13% higher than the first half of 2013. Net inflows were $5.6 billion for the first half of 2014.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2014, we accrued compensation expense at an adjusted GAAP compensation ratio of 58.8%. This resulted in $336 million of adjusted GAAP compensation and benefits expense1, 9% higher than the second quarter of 2013, excluding charges in the 2013 period2.

For the first half of 2014, we accrued compensation expense at an adjusted GAAP compensation ratio of 58.8%. This resulted in $654 million of adjusted GAAP compensation and benefits expense1, 18% higher than the first half of 2013, excluding charges in the 2013 period2.

The adjusted GAAP compensation ratios for the second quarter and first half of 2014 were consistent with the full-year 2013 ratio and compared to 60.0% for the second quarter and first half of 2013.

Our goal remains to grow awarded compensation expense at a slower rate than revenue growth, and to achieve a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted GAAP basis, with consistent deferral policies.

Non-Compensation Expense

For the second quarter of 2014, adjusted non-compensation expense1 was $111 million, 6% higher than the second quarter of 2013, excluding charges in the 2013 period2, and reflecting increased activity levels and investment in our businesses. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2014 was 19.5%, compared to 20.5% for the second quarter of 2013.

For the first half of 2014, adjusted non-compensation expense1 was $214 million, 5% higher than the first half of 2013, excluding charges in the 2013 period2. The increase in first-half 2014 non-compensation expense compared to a 20% increase in operating revenue over the same period. The ratio of adjusted non-compensation expense to operating revenue was 19.3%, compared to 22.1% for the first half of 2013.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $22 million for the second quarter of 2014 and $44 million for the first half of 2014. The effective tax rate on the same basis was 20.7% for the second quarter and 20.9% for the first half of 2014, compared to 24.3% and 22.3% for the respective 2013 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the second quarter of 2014, Lazard returned $124 million to shareholders, which included: $37 million in dividends; $86 million in share repurchases of our Class A common stock; and $1 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first half of 2014, Lazard returned $349 million to shareholders, which included: $73 million in dividends; $193 million in share repurchases of our Class A common stock; and $83 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

As of June 30, 2014, we had repurchased 4.1 million shares at an average price of $46.83 per share during the first half of the year. In line with our objectives, these repurchases have more than offset the potential dilution from our 2013 year-end equity-based compensation awards, net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuance.

On July 23, 2014, Lazard declared a quarterly dividend of $0.30 per share on its outstanding common stock. The dividend is payable on August 15, 2014, to stockholders of record on August 4, 2014.

Lazard’s financial position remains strong. As of June 30, 2014, our cash and cash equivalents were $684 million, and stockholders’ equity related to Lazard’s interests was $500 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, July 24, 2014, to discuss the company’s financial results for the second quarter and first half of 2014. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 254-2827 (U.S. and Canada) or +1 (913) 312-1472 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on Thursday, July 24, 2014, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 2056069.

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ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our expectations regarding future results or events, many of which, by their nature, are inherently uncertain and outside of our control. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Investors can link to Lazard and its operating company websites through www.lazard.com.

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the second quarter of 2014)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the second quarter of 2014 on which Lazard advised were the following:

•	Anheuser-Busch InBev’s $5.8 billion acquisition of Oriental Brewery

•	Vivendi’s €4.2 billion sale of its 53% interest in Maroc Telecom

•	Carrefour’s creation of CARMILA, a company valued at €2.7 billion, formed through the contribution of 45 of its shopping malls and the acquisition of 126 malls from Klépierre

•	Oil States International’s $3.0 billion spin-off of Civeo

•	Independent Directors of KKR in KKR’s $2.6 billion acquisition of KKR Financial Holdings

•	Special Committee of Caesars Acquisition Company in Caesars Growth Partners’ $2.2 billion acquisition of certain assets from Caesars Entertainment

•	American Express in its creation of a joint venture for its Global Business Travel division with an investor group led by Qatar Holding, valued at $1.8 billion

•	Minerals Technologies’ $1.7 billion acquisition of AMCOL

•	Altice’s €1.1 billion acquisition of Orange Dominicana

•	Rockwood’s acquisition of a 49% interest in Talison Lithium through a joint venture with Chengdu Tianqi, valuing Talison at $1.1 billion

•	Dongfeng Motor Group’s €800 million acquisition of a 14% stake in PSA Peugeot Citroën

•	Marvin Engineering’s $625 million sale of Aerospace Dynamics International to Precision Castparts

•	Cia Providência’s R$1.1 billion sale of a 71.2% stake to Polymer Group

•	Commerzbank’s sale of a €4.4 billion commercial real estate financing portfolio to JP Morgan and Lone Star

•	Silver Lake and William Morris Endeavor Entertainment’s acquisition of IMG Worldwide

•	National Asset Management Agency’s sale of a portfolio of real estate loans with a par value of £4.5 billion to affiliates of Cerberus

•	Ceva Santé Animale’s reorganization of the share capital controlled by management with the entry of new investors Temasek and CDH

•	Fieldglass in its sale to SAP

•	Charterhouse Capital’s sale of Nocibé to DOUGLAS Group

•	Antar Trust’s sale of a 55% stake in Longview Partners to Northill Capital

•	Icon Infrastructure and PSP Investments on the sale of a stake in Compañia Logistica de Hidrocarburos to Global Infrastructure Partners

•	Blackstone’s acquisition of a 20% stake in Versace

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2014 second quarter, or completed since June 30, 2014, are the following:

•	AT&T’s $67.1 billion acquisition of DIRECTV

•	Lafarge’s €29.6 billion merger of equals with Holcim

•	Reynolds American (RAI) in its $27.4 billion acquisition of Lorillard and $7.1 billion sale of selected brands and assets to Imperial Tobacco, and the $4.7 billion investment in RAI by British American Tobacco

•	GlaxoSmithKline’s three-part transaction with Novartis involving the sale of its Oncology business for up to $16.0 billion; acquisition of Novartis’ global Vaccines business for up to $7.1 billion; and creation of a £6.5 billion-revenue Consumer Healthcare joint venture in which GSK will hold a 63.5% equity interest

•	Vivendi’s €17.0 billion sale of SFR to Numericable

•	General Electric’s $16.9 billion acquisition of Alstom’s Thermal, Renewables and Grid businesses

•	Pepco’s $12.2 billion sale to Exelon

•	Independent Directors of TUI Travel on its merger with TUI AG, valuing the combined entity at €7.0 billion

•	Integrys’ $9.1 billion sale to Wisconsin Energy

•	L’Oréal’s €6.5 billion buy-back of 8% of its shares from Nestlé through a cash payment and exchange of its 50% stake in their Galderma joint venture*

•	Transurban in its participation in the A$7.1 billion (inclusive of stamp duty) consortium acquisition of Queensland Motorways*

•	TIAA-CREF’s $6.3 billion acquisition of Nuveen Investments

•	Rockwood’s $6.2 billion sale to Albemarle

•	UNS Energy’s $4.3 billion sale to Fortis

•	Acciona’s sale of a one-third stake in AEI to KKR, valuing AEI at €2.6 billion

•	Google’s $2.9 billion sale of Motorola Mobility to Lenovo

•	Nabors’ $2.9 billion merger of its completion and production services businesses with C&J Energy Services

•	Firth Rixson’s $2.85 billion sale to Alcoa

•	Ramsay Health Care and Predica’s €1.6 billion acquisition of Générale de Santé

•	Tree Inversiones Inmobiliarias on its €1.6 billion sale to Merlin Properties*

•	Independent Directors of Frontier Communications in Frontier’s $2.0 billion acquisition of AT&T’s wireline business in Connecticut

•	Eurosic’s €1.4 billion acquisition of SIIC de Paris

•	The City of Philadelphia’s $1.9 billion sale of Philadelphia Gas Works to UIL Holdings

•	Ardian’s €1.3 billion proposed sale of Diana Group to Symrise

•	Fyffes in its combination with Chiquita Brands, valuing the resulting entity at $1.6 billion

•	Independent Committee of the Board of AutoNavi in Alibaba Group’s $1.5 billion acquisition of AutoNavi*

•	AGL Energy’s proposed A$1.5 billion acquisition of the Macquarie Generation assets from the New South Wales Government

•	Rockwood’s $1.3 billion sale of its Titanium Dioxide Pigments and other non-strategic businesses to Huntsman

•	Investindustrial’s €790 million offer to acquire Club Méditerranée

•	Bourbon in the €768 million offer by Jaccar Holdings for a 44.8% interest in the company

•	The Voting Trust of IMTT Holdings’ $1.0 billion sale of its 50% interest in International-Matex Tank Terminals to Macquarie Infrastructure Company*

•	Platform Specialty Products’ $1.0 billion acquisition of Chemtura AgroSolutions

•	Banco Santander’s €700 million acquisition of GE Capital’s consumer finance business in Sweden, Denmark and Norway

•	Holiday Retirement’s CAD $980 million sale of its Canadian independent living business, including 29 senior living communities, to Ventas

•	Carrefour’s €600 million acquisition of DIA France

•	Kraton Performance Polymers’ $705 million combination with the styrenic block copolymer business of LCY Chemical

•	Banco Popular Español’s €489 million acquisition of Citigroup’s retail banking and credit card business in Spain

•	Vidara Therapeutics’ $660 million sale to Horizon Pharma

•	Areva’s €475 million joint venture in the offshore wind segment with Gamesa

•	Helios Towers Africa on a $630 million investment by Providence Equity Partners and existing shareholders

•	FSI’s €400 million sale of 40% of Ansaldo Energia to Shanghai Electric and the establishment of two joint ventures in China

•	Blackstone Tactical Opportunities’ (Blackstone affiliate) €399 million acquisition of Lombard

•	JobStreet’s RM1.7 billion sale of its online job portal business to SEEK Asia Investments

•	D.E Master Blenders in its combination with Mondelēz International’s coffee business to create Jacobs Douwe Egberts

•	Google on its license of “ smart lens” technology to Novartis

•	Mitsubishi Heavy Industries’ establishment of a joint venture with Siemens in steel and metal production machinery

•	Emerald Performance Materials’ sale to American Securities

•	3i Group’s sale of its stake in Vedici to CVC Capital Partners

•	The Hershey Company’s acquisition of an 80% stake in Shanghai Golden Monkey

•	Alcatel-Lucent’s sale of Alcatel-Lucent Enterprise to China Huaxin

*	Transaction completed since June 30, 2014

Capital Structure Advisory

Among the publicly announced Capital Structure Advisory transactions and assignments on which Lazard completed or advised during or since the second quarter of 2014, were the following:

•	The U.S. Department of the Treasury in connection with its sale of 95 million Ally Financial common shares in an IPO for proceeds of approximately $2.4 billion

•	B&M European Value Retail on its £1.2 billion IPO

•	Debenhams on its refinancing of a £425 million revolving credit facility and issuance of £225 million of senior notes

•	SSP Group on its £482 million IPO

•	Paroc Group on its €430 million debut high-yield bond issue and €60 million revolving credit facility

•	Cerved Information Solutions on its €428 million IPO

•	Daily Mail & General Trust on the £387 million IPO of Zoopla Property Group

•	Amarin on its $119 million convertible debt exchange

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard completed or advised during or since the second quarter of 2014, were the following:

•	The Cypriot Ministry of Finance on various financial matters

•	The World Bank on certain analytical work commissioned by the Debt Reduction Facility

•	The Democratic Republic of Congo on the structuring of the Inga 3 hydro project

•	The Arab Republic of Egypt on the elaboration of Egypt’s Economic Recovery Plan (EERP)

•	SNIM (the Mauritanian national mining company) on various topics, including its financing strategy

•	Alliance Bank on its restructuring and divestiture by Kazakhstan’s sovereign wealth fund Samruk-Kazyna

•	The Federal Democratic Republic of Ethiopia on securing its initial sovereign credit rating

•	The Hellenic Financial Stability Fund (“HFSF”) on the recapitalization of the four Greek systemic banks

•	The Islamic Republic of Mauritania on various strategic sovereign financial issues

•	The Gabonese Republic on various sovereign financial items, investors and rating agencies relationships, as well as Emerging Gabon Strategic Plan

•	The Republic of Congo on its sovereign credit ratings and specialized financial institutions

•	The Slovenia Restitution Fund (Slovenska Odškodninska Družba, d.d.) on the privatization of Nova KBM

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the second quarter of 2014 on which Lazard advised include: Midwest Generation’s pass-through certificateholders in connection with Edison Mission Energy’s restructuring and sale to NRG; Quiznos in connection with its Chapter 11 financial restructuring; and Mercator and Pescanova in connection with their debt restructurings.

Notable Chapter 11 or similar bankruptcies, on which Lazard advised debtors or creditors, or related parties, during or since the second quarter of 2014, are the following:

•	Automotive: Exide Technologies

•	Chemicals: Momentive Performance Materials

•	Government: Official Committee of Retirees of the City of Detroit

•	Healthcare: MModal

•	Logistics/Transportation: Overseas Shipholding Group

•	Mining/Steel/Metals: Essar Steel Algoma

•	Power & Energy: Energy Future Holdings; Longview Power; OGX Petróleo e Gás Participações; USEC

•	Technology/Media/Telecom: LightSquared

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised debtors or creditors during or since the second quarter of 2014, are the following:

•	Apcoa – advisor to Eurazeo in connection with the company’s debt restructuring

•	Capita Asset Services – financial advisor to the Master Servicer for Theatre (Hospitals) No.1 and Theatre (Hospitals) No.2

•	CityLife – on its debt restructuring

•	Groupe Partouche – on its debt restructuring

•	Premuda – on its debt restructuring

•	Punch Taverns – advisor to Warwick Capital Partners in connection with the company’s restructuring

•	Saudi Cable Company – on its debt restructuring

•	Sinergia/Imco – advisor to creditors in connection with the company’s in-court restructuring

•	Sorgenia – on its debt restructuring

•	Torm – advisor to creditors in negotiations to address the company’s long-term capital structure

•	Vivarte – on its debt restructuring

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ENDNOTES

[1]	A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.
[2]	Second quarter 2013 results exclude pre-tax charges of $27 million of compensation expense and $11 million of non-compensation expense relating to cost saving initiatives. First half 2013 results exclude pre-tax charges of $51 million of compensation expense and $13 million of non-compensation expense relating to cost saving initiatives.
[3]	In the first half of 2014, Lazard returned $349 million to shareholders, which included: $73 million in dividends; $193 million in share repurchases of our Class A common stock; and $83 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

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LAZ-EPE

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	March 31, 2014	June 30, 2013
Revenues:

Financial Advisory
M&A and Other Advisory	$233,313	$239,144	$218,488	(2%)	7%
Capital Raising	26,574	6,216	21,583	NM	23%

Strategic Advisory	259,887	245,360	240,071	6%	8%
Restructuring	20,882	30,136	23,236	(31%)	(10%)

Total	280,769	275,496	263,307	2%	7%

Asset Management
Management fees	257,507	239,523	217,700	8%	18%
Incentive fees	15,774	10,378	15,849	52%	(0%)
Other	12,374	12,400	9,512	(0%)	30%

Total	285,655	262,301	243,061	9%	18%
Corporate	4,613	2,427	4,993	90%	(8%)

Operating revenue (b)	$571,037	$540,224	$511,361	6%	12%

Expenses:

Compensation and benefits expense (c)	$335,920	$317,791	$306,817	6%	9%

Ratio of compensation to operating revenue	58.8%	58.8%	60.0%

Non-compensation expense (d)	$111,479	$103,001	$104,998	8%	6%

Ratio of non-compensation to operating revenue	19.5%	19.1%	20.5%
Earnings:

Earnings from operations (e)	$123,638	$119,432	$99,546	4%	24%

Operating margin (f)	21.7%	22.1%	19.5%

Net income (g)	$85,366	$81,275	$59,867	5%	43%

Diluted net income per share	$0.64	$0.61	$0.45	5%	42%

Diluted weighted average shares	133,575,652	134,025,991	132,464,296	(0%)	1%

Effective tax rate (h)	20.7%	21.1%	24.3%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Six Months Ended June 30,
($ in thousands, except per share data)	2014	2013	% Change
Revenues:

Financial Advisory
M&A and Other Advisory	$472,457	$339,244	39%
Capital Raising	32,790	36,269	(10%)

Strategic Advisory	505,247	375,513	35%
Restructuring	51,018	56,256	(9%)

Total	556,265	431,769	29%

Asset Management
Management fees	497,030	437,692	14%
Incentive fees	26,152	24,643	6%
Other	24,774	20,434	21%

Total	547,956	482,769	14%

Corporate	7,040	10,527	(33%)

Operating revenue (b)	$1,111,261	$925,065	20%

Expenses:

Compensation and benefits expense (c)	$653,711	$555,039	18%

Ratio of compensation to operating revenue	58.8%	60.0%

Non-compensation expense (d)	$214,480	$204,579	5%

Ratio of non-compensation to operating revenue	19.3%	22.1%

Earnings:

Earnings from operations (e)	$243,070	$165,447	47%

Operating margin (f)	21.9%	17.9%

Net income (g)	$166,641	$97,030	72%

Diluted net income per share	$1.25	$0.73	71%

Diluted weighted average shares	133,800,822	132,639,928	1%

Effective tax rate (h)	20.9%	22.3%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2014	2014	2013	2014	2013
Total revenue	$582,605	$549,353	$510,716	6%	14%
Interest expense	(15,709)	(15,953)	(20,311)

Net revenue	566,896	533,400	490,405	6%	16%
Operating expenses:
Compensation and benefits	345,924	321,565	331,131	8%	4%

Occupancy and equipment	28,367	28,312	39,738
Marketing and business development	20,894	19,233	25,377
Technology and information services	21,954	23,487	20,134
Professional services	14,120	7,591	10,706
Fund administration and outsourced services	16,002	15,454	15,388
Amortization of intangible assets related to acquisitions	706	1,220	1,004
Other	10,709	9,358	5,989

Subtotal	112,752	104,655	118,336	8%	(5%)

Provision pursuant to tax receivable agreement	9,240	—	—

Operating expenses	467,916	426,220	449,467	10%	4%

Operating income	98,980	107,180	40,938	(8%)	NM

Provision (benefit) for income taxes	13,071	21,751	9,017	(40%)	45%

Net income	85,909	85,429	31,921	1%	NM
Net income attributable to noncontrolling interests	717	4,587	568

Net income attributable to Lazard Ltd	$85,192	$80,842	$31,353	5%	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	123,116,776	121,776,207	121,759,982	1%	1%
Diluted	133,575,652	134,025,991	132,464,296	(0%)	1%

Net income per share:
Basic	$0.69	$0.66	$0.26	5%	NM
Diluted	$0.64	$0.61	$0.24	5%	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2014	June 30, 2013	% Change
Total revenue	$1,131,958	$932,774	21%
Interest expense	(31,662)	(40,466)

Net revenue	1,100,296	892,308	23%
Operating expenses:
Compensation and benefits	667,489	608,870	10%

Occupancy and equipment	56,679	69,042
Marketing and business development	40,127	43,569
Technology and information services	45,441	43,114
Professional services	21,711	19,319
Fund administration and outsourced services	31,456	28,853
Amortization of intangible assets related to acquisitions	1,926	1,881
Other	20,067	15,125

Subtotal	217,407	220,903	(2%)

Provision pursuant to tax receivable agreement	9,240	—

Operating expenses	894,136	829,773	8%

Operating income	206,160	62,535	NM

Provision for income taxes	34,822	12,965	NM

Net income	171,338	49,570	NM
Net income attributable to noncontrolling interests	5,304	2,857

Net income attributable to Lazard Ltd	$166,034	$46,713	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,446,492	119,734,093	2%
Diluted	133,800,822	132,639,928	1%

Net income per share:
Basic	$1.36	$0.39	NM
Diluted	$1.25	$0.36	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	June 30,	December 31,
($ in thousands)	2014	2013
ASSETS
Cash and cash equivalents	$684,491	$841,482
Deposits with banks	322,280	244,879
Cash deposited with clearing organizations and other segregated cash	67,661	62,046
Receivables	544,325	512,675
Investments	538,924	478,105
Goodwill and other intangible assets	368,542	363,877
Other assets	553,253	508,073

Total Assets	$3,079,476	$3,011,137

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$401,002	$275,434
Accrued compensation and benefits	420,872	523,063
Senior debt	1,048,350	1,048,350
Other liabilities	642,551	534,292

Total liabilities	2,512,775	2,381,139
Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,291
Additional paid-in capital	612,952	737,899
Retained earnings	285,476	203,236
Accumulated other comprehensive loss, net of tax	(127,480)	(133,004)

Subtotal	772,246	809,422
Class A common stock held by subsidiaries, at cost	(272,184)	(249,213)

Total Lazard Ltd stockholders’ equity	500,062	560,209
Noncontrolling interests	66,639	69,789

Total stockholders’ equity	566,701	629,998

Total liabilities and stockholders’ equity	$3,079,476	$3,011,137

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	June 30, 2014	March 31, 2014	December 31, 2013	Qtr to Qtr	YTD
Equity:
Emerging Markets	$52,994	$47,679	$47,450	11.1%	11.7%
Global	37,089	35,359	35,521	4.9%	4.4%
Local	32,216	30,467	31,232	5.7%	3.2%
Multi-Regional	45,075	41,754	39,859	8.0%	13.1%

Total Equity	167,374	155,259	154,062	7.8%	8.6%
Fixed Income:
Emerging Markets	13,319	10,230	9,048	30.2%	47.2%
Global	3,865	3,437	3,164	12.5%	22.2%
Local	3,476	3,638	3,507	(4.5%)	(0.9%)
Multi-Regional	10,604	11,073	11,155	(4.2%)	(4.9%)

Total Fixed Income	31,264	28,378	26,874	10.2%	16.3%
Alternative Investments	4,628	4,494	4,690	3.0%	(1.3%)
Private Equity	1,127	1,156	1,151	(2.5%)	(2.1%)
Cash Management	132	166	147	(20.5%)	(10.2%)

Total AUM	$204,525	$189,453	$186,924	8.0%	9.4%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013		2014	2013
AUM - Beginning of Period	$189,453	$171,965		$186,924	$167,060
Net Flows	4,709	(4,127)		5,557	(5,122)
Market and foreign exchange appreciation (depreciation)	10,363	(4,549)		12,044	1,351

AUM - End of Period	$204,525	$163,289		$204,525	$163,289

Average AUM	$198,537	$167,783		$192,211	$169,370

% Change in average AUM	18.3%			13.5%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2014	2014	2013	2014	2013
Operating Revenue

Net revenue - U.S. GAAP Basis	$566,896	$533,400	$490,405	$1,100,296	$892,308
Adjustments:
Revenue related to noncontrolling interests (i)	(2,512)	(6,266)	(2,458)	(8,778)	(6,780)
Gain related to Lazard Fund Interests (“LFI”) and other similar arrangements	(8,906)	(2,626)	3,477	(11,532)	(248)
Interest expense	15,559	15,716	19,937	31,275	39,785

Operating revenue, as adjusted	$571,037	$540,224	$511,361	$1,111,261	$925,065

Compensation & Benefits Expense

Compensation & benefits expense - U.S. GAAP Basis	$345,924	$321,565	$331,131	$667,489	$608,870
Adjustments:
Charges pertaining to cost saving initiatives	—	—	(26,728)	—	(51,399)
Charges pertaining to LFI and other similar arrangements	(8,906)	(2,626)	3,477	(11,532)	(248)
Compensation related to noncontrolling interests (i)	(1,098)	(1,148)	(1,063)	(2,246)	(2,184)

Compensation & benefits expense, as adjusted	$335,920	$317,791	$306,817	$653,711	$555,039

Non-Compensation Expense

Non-compensation expense - Subtotal - U.S. GAAP Basis	$112,752	$104,655	$118,336	$217,407	$220,903
Adjustments:
Charges pertaining to cost saving initiatives	—	—	(11,653)	—	(13,304)
Amortization of intangible assets related to acquisitions	(706)	(1,220)	(1,004)	(1,926)	(1,881)
Non-compensation expense related to noncontrolling interests (i)	(567)	(434)	(681)	(1,001)	(1,139)

Non-compensation expense, as adjusted	$111,479	$103,001	$104,998	$214,480	$204,579

Earnings From Operations

Operating Income - U.S. GAAP Basis	$98,980	$107,180	$40,938	$206,160	$62,535
Other adjustments:
Charges pertaining to cost saving initiatives	—	—	38,381	—	64,703
Revenue related to noncontrolling interests (i)	(2,512)	(6,266)	(2,458)	(8,778)	(6,780)
Interest expense	15,559	15,716	19,937	31,275	39,785
Expenses related to noncontrolling interests (i)	1,665	1,582	1,744	3,247	3,323
Amortization of intangible assets related to acquisitions	706	1,220	1,004	1,926	1,881
Adjustment related to the provision pursuant to the tax receivable agreement (“TRA”) (h)	9,240	—	—	9,240	—

Earnings from operations, as adjusted	$123,638	$119,432	$99,546	$243,070	$165,447

Net Income attributable to Lazard Ltd

Net income attributable to Lazard Ltd - U.S. GAAP Basis	$85,192	$80,842	$31,353	$166,034	$46,713
Adjustments:
Charges pertaining to cost saving initiatives	—	—	38,381	—	64,703
Tax (benefits) allocated to adjustments (h)	—	—	(10,128)	—	(14,815)
Amount attributable to LAZ-MD Holdings	—	—	(170)	—	(442)
Adjustment for full exchange of exchangeable interests (j)
Tax adjustment for full exchange	10	(34)	(44)	(24)	(68)
Amount attributable to LAZ-MD Holdings	164	467	475	631	939

Net income, as adjusted	$85,366	$81,275	$59,867	$166,641	$97,030

Diluted net income per share:
U.S. GAAP Basis	$0.64	$0.61	$0.24	$1.25	$0.36
Non-GAAP Basis, as adjusted	$0.64	$0.61	$0.45	$1.25	$0.73

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(b)	A non-GAAP measure which excludes (i) gains/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (ii) revenue related to non-controlling interests (see (i) below), and (iii) interest expense primarily related to corporate financing activities. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(c)	A non-GAAP measure which excludes (i) charges/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) compensation and benefits related to noncontrolling interests (see (i) below), and (iii) for the three and six month periods ended June 30, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(d)	A non-GAAP measure which excludes (i) amortization of intangible assets related to acquisitions, (ii) expenses related to noncontrolling interests (see (i) below), (iii) for the three and six month periods ended June 30, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), and (iv) for the three and six month periods ended June 30, 2014, a provision pursuant to the tax receivable agreement. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(e)	A non-GAAP measure which excludes (i) amortization of intangible assets related to acquisitions, (ii) interest expense primarily related to corporate financing activities, (iii) revenue and expenses related to noncontrolling interests (see (i) below), (iv) for the three and six month periods ended June 30, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), and (v) for the three and six month periods ended June 30, 2014, a provision pursuant to the tax receivable agreement. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(g)	A non-GAAP measure which is adjusted to reflect the full conversion of outstanding exchangeable interests held by members of LAZ-MD Holdings and excludes for the three and six month periods ended June 30, 2013, charges pertaining to cost saving initiatives including severance and benefit payments, acceleration of unrecognized amortization of deferred incentive compensation previously granted to individuals terminated, settlement of certain contractual obligations, occupancy cost reduction and other non-compensation related costs, net of applicable tax benefits (see (h) below). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $22,300, $21,785 and $19,188 for the three month periods ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, $44,085 and $27,849 for the six month periods ended June 30, 2014 and 2013, respectively, and the denominator of which is pre-tax income of $108,219, $107,180 and $79,319 for the three month periods ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, $215,399 and $127,238 for the six month periods ended June 30, 2014 and 2013, respectively, exclusive of net income attributable to noncontrolling interests of $553, $4,120 and $264 for the three month periods ended June 30, 2014, March 31, 2014 and June 30, 2013, respectively, $4,673 and $2,360 for the six month periods ended June 30, 2014 and 2013, respectively. Includes a provision pursuant to the tax receivable agreement (see (d) and (e) above).
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(j)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests and an adjustment for Lazard Ltd entity-level taxes to affect a full exchange of interests and excluding the adjustments noted in (g) above.
NM	Not meaningful